Exhibit 10.1            FIRST AMENDMENT TO CREDIT AGREEMENT





     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into as of this 28th day of June, 2001, among PSS WORLD MEDICAL, INC., a Florida corporation ("Borrower"), the Subsidiaries of Borrower party hereto (collectively, "Guarantors"), the Lenders party to this Agreement (the "Lenders"), and BANK OF AMERICA, N.A., as Agent for the Lenders (the "Agent").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, Borrower, Guarantors, the Lenders and the Agent entered into that certain Credit Agreement, dated as of May 24, 2001, pursuant to which the Lenders agreed to make certain loans to Borrower (as amended, modified, supplemented and restated from time to time, the "Credit Agreement"); and

     WHEREAS, Borrower, Guarantors, the Lenders and the Agent desire to enter into this Amendment for the purpose of amending the Credit Agreement in certain respects.

     NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Credit Agreement.

     2. The Credit Agreement is amended to reflect that General Electric Capital Corporation shall serve as the Syndication Agent for the Lenders thereunder and Fleet Capital Corporation shall serve as the Documentation Agent for the Lenders thereunder.

     3. The Credit Agreement is amended by deleting Section 1.2(i) and inserting the following in lieu thereof:

          (i) Agent Advances.

               (i) Subject to the limitations set forth below, the Agent is authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make Base

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          Rate Revolving  Loans to the Borrower on behalf of the Lenders,  in an aggregate amount outstanding at any time not to exceed the lesser of $15,000,000 and 10% of the Borrowing Base (provided that the Aggregate
          Revolver  Outstandings   (including  such  Agent  Advances)  plus  the
          Aggregate Permanent Working Capital Loan Outstandings shall not exceed the Total Facility), which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of,
          or  maximize  the  amount  of,   repayment  of  the  Loans  and  other
          Obligations (including through Base Rate Revolving Loans for the purpose of enabling the Borrower to meet payroll and associated tax obligations), or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke the Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

               (ii) The Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.


     4. The Credit Agreement is amended by deleting Section 1.4(b) and inserting the following in lieu thereof:

          (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would cause the Aggregate Revolver Outstandings to exceed the Maximum Revolver Amount at such time; or
          (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit, provided, that, no such extension or renewal shall cause the expiration date of such Letter of Credit to extend beyond the 30th day prior to the Stated Termination Date. If all of the requirements of this Section 1.4 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

     5. The Credit Agreement is amended by deleting Section 7.13(e) and inserting the following in lieu thereof:

         (e) Debt incurred to finance the Permitted Note Repurchase described in clause (d)(iv) of the definition of "Permitted Note Repurchase" set forth in Annex A hereto;

     6. The Credit  Agreement  is amended by adding the  following  new  Section
12.21:

          12.21 Co-Agents. Neither General Electric Capital Corporation, as Syndication Agent, nor Fleet Capital Corporation, as Documentation Agent, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, neither General Electric Capital Corporation, as Syndication Agent, nor Fleet Capital Corporation, as Documentation Agent, shall have or be deemed to have any fiduciary relationship with any Lender or any other Person. Each Lender acknowledges that it has not relied, and will not rely, on General Electric Capital Corporation, as Syndication Agent, or Fleet Capital Corporation, as Documentation Agent, in deciding to enter into this Agreement or in taking or not taking action hereunder.

     7. The Credit Agreement is amended by deleting Section 14.11(a) and inserting the following in lieu thereof:

          (a) The Borrower agrees to defend, indemnify and hold the Agent-Related Persons, the Syndication Agent, the Documentation Agent, and each Lender, and each of their respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 14.11 shall survive payment of all other Obligations and the termination of this Agreement.

     8. The Credit Agreement is amended by deleting Section 14.11(c) and inserting the following in lieu thereof:

          (c) Unless an Event of Default  (other than an Event of Default  under
          Section 9.1(c)) exists at the time of any settlement, the Borrower shall not be liable under this Agreement for any settlement made by any Indemnified Person without the Borrower's prior written consent (which consent shall not be unreasonably withheld). The Borrower agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of the settlement of any claim or action with the consent of the Borrower. The Borrower shall not settle any claim or action without the prior written consent of the applicable Indemnified Person, which consent shall not be unreasonably withheld.


     9. The Credit Agreement is amended by deleting the definition of "Lender" and "Lenders" and replacing them with the following:

          "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding.

     10. The Credit Agreement is amended by deleting the definition of "Required Lenders" and replacing it with the following:

          "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 55%.


     11. The Borrower (a) agrees to use its commercially reasonable efforts to obtain a landlord's agreement with respect to its location at 4345 Southpoint Boulevard, Jacksonville, Florida, in form and substance satisfactory to the Agent, on or before August 1, 2001, and (b) acknowledges that, in the event that the Borrower is unable to deliver such a satisfactory landlord's agreement, the Agent shall have the right in accordance with the terms of the Credit Agreement to establish a Reserve in such amount as it deems appropriate in its reasonable credit judgment.

     12. The effectiveness of this Amendment is expressly conditioned upon the assignment by Bank of America, pursuant to one or more Assignments and Acceptances, of such amounts of its Commitment such that, after such assignment, the Commitments of the Lenders shall be as set forth on Schedule 1.1 attached hereto. Upon the effectiveness of this Amendment, Schedule 1.1 attached hereto shall supersede and replace Schedule 1.1 attached to the Credit Agreement.

     13. To induce the Agent and the Lenders to enter into this Amendment, Borrower and Guarantors hereby represent and warrant that, as of the date hereof, there exists no Default or Event of Default under the Credit Agreement.

     14. Borrower and Guarantors hereby restate, ratify, and reaffirm each and every term, condition, representation and warranty heretofore made by each of them under or in connection with the execution and delivery of the Credit Agreement, as modified hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment, except to the extent that any such representation or warranty relates solely to a prior date.

     15. Except as expressly set forth herein, the Credit Agreement and the other Loan Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of Borrower and Guarantors to the Agent and the Lenders.

     16. Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to the Agent.

     17. Borrower and Guarantors agree to take such further action as the Agent shall reasonably request in connection herewith to evidence the agreements herein contained.

     18. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     19. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns, and legal representatives and heirs, of the parties hereto.

     20. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

     IN WITNESS WHEREOF, Borrower, Guarantors, the Agent and the Lenders have caused this Amendment to be duly executed as of the date first above written.



            BORROWERS:

            PSS WORLD MEDICAL, INC.

            By:     /s/ David D. Klarner
                    ------------------------------------------------
                    Name:   David D. Klarner
                    Title:  Vice President


            GUARANTORS:

            DIAGNOSTIC IMAGING, INC.
            GULF SOUTH MEDICAL SUPPLY, INC.
            THE GILBERT X-RAY COMPANY OF TEXAS
            PSS HOLDING, INC.
            PSS SERVICE, INC.
            PHYSICIAN SALES & SERVICE, INC.
            THRIFTYMED, INC.
            WORLDMED, INC.
            WORLDMED INTERNATIONAL, INC.
            DI SERVICE GROUP, INC.
            DXR IMAGING, INC.


            By:     /s/ David D. Klarner
                    ------------------------------------------------
                    Name:   David D. Klarner
                    Title:  Vice President of each of the
                            above-listed Guarantors







                       [Signatures Continued on Next Page]

            PSS DELAWARE, INC.


            By:     /s/ Gordon W. Stewart
                    ------------------------------------------------
                    Name:   Gordon W. Stewart
                    Title:  Secretary


            PHYSICIAN SALES & SERVICE LIMITED PARTNERSHIP

            By:     PSS World Medical, Inc., its general partner


            By:     /s/ David D. Klarner
                    ------------------------------------------------
                    Name:   David D. Klarner
                    Title:  Vice President



            LENDERS:

            BANK OF AMERICA, N.A.


            By:     /s/ Mark R. Herdman
                    ------------------------------------------------
                    Name:   Mark R. Herdman
                    Title:  Vice President


            AGENT:

            BANK OF AMERICA, N.A.


            By:     /s/ Mark R. Herdman
                    ------------------------------------------------
                    Name:   Mark R. Herdman
                    Title:  Vice President

                                  SCHEDULE 1.1

                                   COMMITMENTS





       Lender                            Commitment               Pro Rata Share
-------------------------             --------------            ----------------

Bank of America, N.A.                   $45,000,000                  30.000%
General Electric Capital Corporation    $32,500,000                  21.667%
Fleet Capital Corporation               $32,500,000                  21.667%
First Union National Bank               $20,000,000                  13.333%
GMAC Commercial Credit LLC              $20,000,000                  13.333%

                                      ------------------------------------------
                                       $150,000,000                    100%







                                      -8-
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